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                                                          EXHIBIT 10.50

                  Amendment, dated as of February 12, 1997, to employment agreement dated as of January 21, 1994 between Celadon Group, Inc., a Delaware corporation, and Stephen Russell (the "Employee") (the "Employment Agreement").

                  The parties wish to amend section 3(b) of the Employment Agreement as set forth below. Accordingly, the parties agree as follows:

                  1. The following sentence is added, immediately after the first sentence of section 3(b) of the Employment Agreement:

                  "Notwithstanding anything to the contrary in the preceding sentence, the Employee shall be entitled to receive, for the fiscal year during the Employment Period ending June 30, 1997, an incentive bonus, subject to such withholding of taxes and other amounts that may be required by law, equal to 5% of the Company's consolidated net income before income taxes and before deduction for any bonus payable under this Agreement in excess of $3 million, as determined in accordance with generally accepted accounting principles at the end of that fiscal year."

                  2. The Employment Agreement, as so amended, shall remain in full force and effect.

                  3. This amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute the same agreement.

                                             CELADON GROUP, INC.

                                             By:  /s/ Joel E. Smilow
                                             ----------------------------
                                                  Name:   Joel E. Smilow
                                                  Title:  Chairman
                                                          Compensation Committee

                                              EXECUTIVE:

                                              /s/ Stephen Russell
                                              ---------------------
                                              Stephen Russell

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